SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Winnebago Industries, Inc.
               (Name of Registrant as Specified in Its Charter)

                          Raymond M. Beebe, Secretary
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock

(2) Aggregate number of securities to which transactions applies: $23,345,993

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1 $.50 Per Value

(4) Proposed maximum aggregate value of transaction: ---

(5) Total fee paid: $125

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.





                                     [LOGO]

                                   WINNEBAGO
                                INDUSTRIES, INC.
                            FOREST CITY, IOWA 50436
                                   NOTICE OF
                                      1995
                                 ANNUAL MEETING
                                OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 13, 1995

To the Shareholders of
WINNEBAGO INDUSTRIES, INC.

The Annual Meeting of Shareholders of Winnebago Industries, Inc. will be held on Wednesday, December 13, 1995, at 7:30 p.m., Central Standard Time, at Friendship Hall, Highway 69 South, Forest City, Iowa, for the following purposes:

1.   the election of 9 directors; and

2. the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on October 16, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof.

                      By Order of the Board of Directors
                      /s/ RAYMOND M. BEEBE
                      RAYMOND M. BEEBE
                         Secretary

Forest City, Iowa
November 13, 1995

                            YOUR VOTE IS IMPORTANT

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.


                          WINNEBAGO INDUSTRIES, INC.

                               PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Winnebago Industries, Inc., an Iowa corporation (the "Company"), P.O. Box 152, Forest City, Iowa 50436, of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at Friendship Hall, Highway 69 South, Forest City, Iowa on December 13, 1995, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof. This Proxy Statement was first mailed to shareholders on or about November 13, 1995.

Only holders of Common Stock of record at the close of business on October 16, 1995 will be entitled to vote at the Annual Meeting of Shareholders. At such date, the Company had outstanding 25,345,993 shares of Common Stock, par value $.50 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon at the meeting. A majority of the outstanding shares of Common Stock will constitute a quorum for the Annual Meeting of Shareholders. Election of each director requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented by proxy and voted at the meeting.

A form of proxy is enclosed for use at the meeting. If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. A person giving the enclosed proxy may revoke it by giving written notice to the Secretary, or by subsequently granting a later-dated proxy. Unless revoked, the shares represented by validly executed proxies will be voted at the meeting in accordance with the instructions indicated thereon. Withholding authority to vote on a director nominee will in effect count as a vote against the director nominee. If no instructions are indicated on the proxy, it will be voted: (i) for the election of the nominees for director named below; and (ii) in the discretion of the named proxies upon such other matters as may properly come before the meeting. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have the same effect as a vote against a director nominee, however, as to any other matter which may properly come before the meeting, abstentions and broker non-votes will not have any effect.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At October 16, 1995, John K. Hanson and Luise V. Hanson owned, of record and beneficially, an aggregate of 10,763,317 shares (42.5 percent) of the outstanding Common Stock, owning 5,799,943 (22.9 percent) and 4,963,374 (19.6 percent) shares, respectively. By virtue of their stock ownership, the Hansons may be deemed to be controlling persons of the Company. At the same date, Mary Jo Boman, daughter of John K. and Luise V. Hanson, owned 253,330 shares (1.0 percent) of Common Stock and her husband, Gerald E. Boman, owned 224,062 shares (0.9 percent) of Common Stock.

The following table contains information with respect to the ownership of Common Stock by (i) each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director, (iii) each nominee for election as a director, (iv) each executive officer listed in the Summary Compensation Table and (v) the group named below.

                           SHARES OF COMMON STOCK
                           OWNED BENEFICIALLY AT      PERCENT OF
NAME                        OCTOBER 16, 1995(1)      COMMON STOCK
John K. Hanson                   5,799,943(2)                 22.9
Luise V. Hanson                  4,963,374(2)                 19.6
Edwin F. Barker                     68,666(4)                  (3)
Raymond M. Beebe                    65,726(4)                  (3)
Gerald E. Boman                    477,392(2)                  1.9
Jerome V. Clouse                    65,666(4)                  (3)
David G. Croonquist                 40,000(4)                  (3)
Fred G. Dohrmann                    75,516(4)                  (3)
Keith D. Elwick                     16,000(4)                  (3)
Bruce D. Hertzke                    45,666(4)                  (3)
James P. Jaskoviak                   1,000(4)                  (3)
Donald W. Olson                     10,000(4)                  (3)
Joseph M. Shuster                   11,000(4)                  (3)
Frederick M. Zimmerman              10,650(4)                  (3)
Francis L. Zrostlik                 10,000(4)                  (3)
Directors and officers
 as a group (15 persons)        11,667,265(4)(5)              45.4


(1) Includes shares held jointly with or by spouse and shares held as custodian, beneficial ownership of which is disclaimed.

(2) The narrative above provides further information with regard to such ownership.

(3)  Less than one percent.

(4)  Includes 57,666, 57,666, 57,666, 10,000, 74,666, 10,000, 42,666, 1,000,
     10,000, 10,000, 10,000, 10,000 and 357,996 shares, respectively, which Mr.
     Barker, Mr. Beebe, Mr. Clouse, Mr. Croonquist, Mr. Dohrmann, Mr. Elwick, Mr. Hertzke, Mr. Jaskoviak, Mr. Olson, Mr. Shuster, Mr. Zimmerman, Mr. Zrostlik and the directors and officers as a group have the right to acquire within 60 days of October 16, 1995 through the exercise of stock options.

(5)  Includes shares owned by Luise V. Hanson.

                            ELECTION OF DIRECTORS

All current directors are standing for reelection. Each nominee is being elected to serve until the next ensuing annual meeting and until a successor is elected and qualified. The shares represented by the enclosed proxy will be voted for the election as directors of the nominees named below if no direction is made otherwise.

                                                                                         YEAR FIRST
NAME (AGE)(1)                                  PRINCIPAL OCCUPATION                   BECAME A DIRECTOR
John K. Hanson (82)           Chairman of the Board of Directors, Winnebago Industries,     1958
                              Inc.

Gerald E. Boman (60)          Retired; former Senior Vice President, Winnebago              1962
                              Industries, Inc.

David G. Croonquist (74)      Retired; former Director and Member of Executive Committee    1976
                              of H. B. Fuller Company, manufacturer of specialty chemicals

Fred G. Dohrmann (63)         President and Chief Executive Officer, Winnebago              1989
                              Industries, Inc.

Keith D. Elwick (76)          Retired; former executive officer of Chromalloy Farm and      1981
                              Industrial Equipment Co.

Donald W. Olson (72)          Retired; former Chairman of Don Olson Firestone, Inc.,        1994
                              chain of tire and auto repair shops

Joseph M. Shuster (63)        Chairman, Teltech, national technology transfer company       1988

Frederick M. Zimmerman (59)   Professor of Manufacturing Systems Engineering at The         1992
                              University of St. Thomas, St. Paul, Minnesota

Francis L. Zrostlik (61)      President, Stellar Industries, Inc., manufacturer of          1993(2)
                              hydraulic truck equipment; former President of Iowa Mold
                              Tooling

(1)  Reference is made to "Voting Securities and Principal Holders Thereof."

(2)  Also served as a director from 1979 to 1986.

All of the foregoing have been employed in their principal occupation or other responsible positions with the same organization for at least the last five years or are currently retired after having served in responsible positions with the organization indicated.

John K. Hanson is the father of Paul D. Hanson, Vice President-Strategic Planning of the Company, and the father-in-law of Gerald E. Boman.

Mr. Zimmerman is also a director of HEI, Inc., a designer and manufacturer of custom microelectronics and light pens.

Discretionary authority is solicited to vote for the election of a substitute for any of said nominees who, for any reason currently unknown, cannot be a candidate for election.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board has established Audit, Human Resources and Nominating Committees to assist it in the discharge of its responsibilities. The principal responsibilities of each of these committees are described below.

The members of the Audit Committee are Messrs. Croonquist, Elwick and Shuster. Each year, the committee recommends to the Board the appointment of independent public accountants to examine the books of the Company. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the books, results of those audits, their fees and any problems identified by and recommendations of the independent public accountants regarding internal controls. The committee is also prepared to meet privately at any time at the request of the independent public accountants or members of management to review any special situation arising on any of the above subjects. The committee met four times in fiscal 1995.

The Human Resources Committee, consisting of Messrs. Elwick, Zimmerman and Olson, met seven times in fiscal 1995. This committee makes recommendations to the Board of Directors as to the salary of the Chief Executive Officer
(CEO) and sets the salaries and bonus payments, if any, of all other employee-directors and elected officers. It also has responsibility for administration of the Officer Incentive Compensation Plan and certain other employee incentive plans.

The members of the Nominating Committee are Messrs. Hanson, Croonquist and Dohrmann. This committee recommended to the Board the director-nominees proposed in this Proxy Statement for election by the shareholders. It reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The committee met once in fiscal 1995.

The Board of Directors of the Company held seven meetings during fiscal 1995. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting. During fiscal 1995, all of the directors attended more than 75 percent of the aggregate of Board of Directors' meetings and meetings of committees of the Board on which they served. Each director (except a director who is an employee of the Company) currently receives a monthly fee of $1,400.

The Winnebago Industries, Inc. Stock Option Plan for Outside Directors (the "Outside Directors Option Plan") provides that each director who is not a current or former full-time employee of the Company or a subsidiary (an "Outside Director") will receive an option to purchase 10,000 shares of Common Stock. Pursuant to the Outside Directors Option Plan, each Outside Director as of May 7, 1992 (consisting of Messrs. Croonquist, Elwick and Shuster) automatically received an option to purchase 10,000 shares of Common Stock at a price of $5.50 per share. In addition, each person who first becomes a member of the Board of Directors as an Outside Director after May 7, 1992 will automatically receive an option to purchase 10,000 shares of Common Stock as of the date on which such person first becomes an Outside Director. Under this provision, Frederick M. Zimmerman received an option to purchase 10,000 shares of Common Stock on December 16, 1992 at a price of $9.00 per share, Francis L. Zrostlik received an option to purchase 10,000 shares of Common Stock on December 15, 1993 at a price of $8.875 per share and Donald W. Olson received an option to purchase 10,000 shares of Common Stock on December 14, 1994 at a price of $10.00 per share. No option is exercisable during the first year after the date such option is granted. Thereafter, the options are exercisable for a period of ten years from the date each such option is granted. Notwithstanding the foregoing, in the event of a merger, consolidation, dissolution or liquidation of the Company, the expiration dates of any outstanding options may be accelerated and the dates on which outstanding options may be exercised may be accelerated, but the effectiveness of such acceleration and any exercise of options pursuant thereto with respect to shares in excess of the number of shares that could have been exercised in the absence of such acceleration, is conditioned upon, among other requirements, the consummation of the merger, consolidation, dissolution or liquidation. The purchase price of options granted under the plan is equal to 100 percent of the fair market value per share of the Common Stock at the time the option is granted. At August 26, 1995, options for 60,000 shares were outstanding under the Outside Directors Option Plan and options for 40,000 shares were available for grant thereunder.

                            EXECUTIVE COMPENSATION

The following table contains certain information with respect to compensation for services in all capacities paid by the Company and its subsidiaries for the past three fiscal years, to or on behalf of (i) the Chief Executive Officer of the Company at August 26, 1995, and (ii) each of the six other most highly compensated executive officers of the Company serving at August 26, 1995.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION(1)            LONG-TERM COMPENSATION
                                                                                                ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR      SALARY ($)     BONUS ($)(2)    OPTIONS(3)    COMPENSATION ($)(4)
Fred G. Dohrmann                    1995       206,731          53,409             --            16,702
 President and                      1994       200,000         130,000         25,000            16,645
 Chief Executive Officer            1993       200,000         129,000             --            15,959

John K. Hanson                      1995       256,731          66,534             --                --
 Chairman of the Board              1994       250,000         125,000             --                --
                                    1993       250,000         125,000             --                --

Bruce D. Hertzke                    1995       139,808          35,034             --             3,960
 Chief Operating Officer            1994       130,000          70,000         10,000             3,960
                                    1993       125,096          66,456             --             3,960

Edwin F. Barker                     1995       136,731          35,034             --            15,064
 Vice President, Controller         1994       130,000          70,000         10,000            15,064
 and Chief Financial Officer        1993       128,365          66,456             --            14,156

Raymond M. Beebe                    1995       136,731          35,034             --            18,830
 Vice President, General            1994       130,000          70,000         10,000            18,830
 Counsel and Secetary               1993       128,365          66,456             --            18,101

Jerome V. Clouse                    1995       136,731          35,034             --            16,614
 Vice President, Treasurer          1994       130,000          70,000         10,000            16,614
 and International Development      1993       128,365          86,456             --            15,969

James P. Jaskoviak                  1995       136,731          35,034             --             1,484
 Vice President,                    1994(5)     92,070          35,553             --                --
 Sales and Marketing


(1) No executive officer received personal benefits in excess of the lesser of 10% of cash compensation or $50,000.

(2) The bonus amounts include bonuses paid pursuant to the Company's Officer Incentive Compensation Plan as well as bonuses paid in the discretion of the Board of Directors, all as described under the caption "Report of the Human Resources Committee on Executive Compensation."

(3) The numbers in the table above represent options for the purchase of shares of the Company's Common Stock granted to the named persons under the Company's 1987 Nonqualified Stock Option Plan.

(4) Amounts of All Other Compensation are premiums paid by the Company pursuant to the Company's Executive Split Dollar Life Insurance Plan. The Plan provides for preretirement death benefits for the named executives and certain other executive officers (except Mr. Hanson who does not participate in the Plan) and annual or a lump sum payment upon retirement at age 65.

(5)  Elected Vice President, Sales and Marketing on March 23, 1994.

                                STOCK OPTIONS

None of the named executive officers received any stock options in fiscal
1995.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

The following table provides information related to the number and value of options held at August 26, 1995 by the named executive officers. Since no options were exercised by the above-named executives in fiscal 1995, no shares were acquired or value realized upon the exercise of options by such persons in the last fiscal year.

                           NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED,
                              OPTIONS HELD AT               IN-THE-MONEY OPTIONS AT
                              AUGUST 26, 1995                 AUGUST 26, 1995(1)
NAME                   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
Fred G. Dohrmann         66,333           16,667          $213,750            $0
John K. Hanson                0                0                 0             0
Bruce D. Hertzke         39,333            6,667           124,375             0
Edwin F. Barker          54,333            6,667           152,813             0
Raymond M. Beebe         54,333            6,667           152,813             0
Jerome V. Clouse         54,333            6,667           152,813             0
James P. Jaskoviak        1,000                0             2,688             0

(1) Represents the difference between the aggregate exercise price and $8.375 (the closing price of the Company's Common Stock on August 25, 1995 (August 26, 1995 being a non-business day)).

PENSION PLANS
The Company does not provide retirement benefits for its employees, including executive officers.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

The Human Resources Committee of the Board is the compensation committee of the Company. This Committee reviews and approves compensation plans for all corporate officers, including salaries, profit sharing awards, and stock option grants.

In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while furthering the Company's strategic goals. In doing so, the compensation programs reflect the following goals:

     *    Align the interests of management with those of shareholders;
     *    Provide fair and competitive compensation;
     *    Integrate compensation with the Company's business plans;
     *    Reward both business and individual performance; and
     * Attract and retain key executives critical to the success of the Company.

The Company's executive compensation is primarily based on three components, each of which is intended to help achieve the overall compensation philosophy; these are base salary, quarterly incentive awards, and long-term incentives.

Base salary levels for the Company's executive officers are set by the Committee and approved by the Board of Directors. In determining base salary levels and annual salary adjustments for executive officers, including the Chairman of the Board (Chairman) and the Chief Executive Officer (CEO), the Committee considers market compensation levels in its peer group in the recreation vehicle industry as well as individual performance and contributions. John K. Hanson is the Chairman and during fiscal 1994, Fred G. Dohrmann was named CEO in recognition of his instrumental role in implementing quality and cost control programs that are now driving the profitability of the Company.

The base salaries of the Chairman and the CEO were $256,730 and $206,730, respectively, in fiscal 1995 and $250,000 and $200,000, respectively, in fiscal 1994. The CEO participates in the quarterly incentive award program for officers and other key management personnel described below. The Chairman does not participate in the quarterly incentive award program. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chairman's and the CEO's compensation.

The Company's officers (including the CEO, but excluding the Chairman) and other key management personnel are eligible for quarterly incentive awards. These awards are based upon the Company's attainment of a predetermined profit goal for each fiscal quarter. The profit goals are recommended by management and approved by the Board of Directors each year at the beginning of the fiscal year. The Committee believes that this program provides an excellent link between the value created for shareholders and the incentives paid to the participants. Incentive award levels are established for each class of participant and are correlated to the profit goal. The profit goal, for purposes of this plan, is based upon certain specified operations of the Company less the combined expenses, deductions, and credits of the Company attributable to such operations. In computing the incentive compensation profit, no deduction shall be taken or allowance made for federal or state income taxes, or any expenses associated with retirement plans or incentive compensation plans. Incentive awards are determined in proportion to the actual operating profit achieved for each quarter in relation to the profit goal that was set. If the operating profit achieved is less than 80 percent of the goal set, no bonus is paid and the maximum bonus paid is paid at 120 percent of the profit goal. The maximum bonus payable under this plan during fiscal 1995 was 52-1/2 percent and during fiscal 1994, it was 70 percent of an officer's base salary.

Aggregate incentive awards under the plan in fiscal 1995 were 25.1 percent of base salary for the officers participating in the program. The CEO received $53,409 and $100,000 in fiscal 1995 and 1994, respectively, pursuant to this program. In addition, for fiscal 1994, the CEO was awarded a discretionary bonus of $30,000 based on the Committee's positive assessment of his performance and contributions as CEO. The Chairman does not participate in such program, but received discretionary bonuses of $66,534 and $125,000 in fiscal 1995 and fiscal 1994, respectively.

Long-term incentives, provided through grants of stock options to the named executives and others, are intended to retain and motivate executives to seek to improve long-term stock market performance. Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. No option is exercisable during the first year after the date such option is granted. Thereafter, options are exercisable during the period thereof at such time or times and in such amount or amounts as determined by the Committee. No option may be exercised more than ten years from the date of its grant. Executives must be employed by the Company at the time of vesting in order to exercise options. There were no stock options awarded during fiscal 1995. During fiscal 1994, the Committee awarded the CEO stock options for 25,000 shares of the Company's Common Stock. The Chairman does not participate in the stock option program.

Since all options are granted at the current market price, the value of an option bears a direct relationship to the Company's stock price and is an effective incentive for executives to create value for shareholders. The Committee, therefore, views stock options as an important component of its long-term performance-based compensation philosophy, but does not believe that granting options every year is necessary to achieve such goals.

No member of Human Resources Committee is a current or former officer or employee of the Company or any of its subsidiaries.

          Keith D. Elwick    Fredrick M. Zimmerman   Donald W. Olson

                   Members of the Human Resources Committee
                          of the Board of Directors

                              PERFORMANCE GRAPH

The following graph compares the five-year cumulative total shareholder return (including reinvestment of dividends) of the company with the cumulative total return on the Standard & Poor's 500 Index and a peer group1 of companies over the period indicated. It is assumed in the graph that $100 was invested in the Company's Common Stock, in the stock of the companies in the Standard & Poor's 500 Index and in the stocks of the peer group companies on August 24, 1990 and that all dividends received within a quarter were reinvested in that quarter. In accordance with the guidelines of the SEC, the shareholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each annual measurement date set forth in the graph.

                                  [Line Graph]



                               8/24/90     8/30/91     8/28/92     8/27/93     8/26/94     8/25/95
Winnebago Industries Index     $100.00     $123.10     $161.50     $269.20     $315.40     $266.00
Market Index                    100.00      165.10      172.30      266.40      302.10      252.50
Peer Index(1)                   100.00      131.80      142.20      162.30      171.70      208.80

(1) The peer group companies are Coachmen Industries, Inc., Fleetwood Enterprises, Thor Industries, Inc. and Winnebago Industries, Inc. The Company selected Coachmen Industries, Inc., Fleetwood Enterprises and Thor Industries, Inc. on the basis of the similarity of their business to that of the Company.

                     CERTAIN TRANSACTIONS WITH MANAGEMENT

The Company maintains normal banking relations on customary terms with Manufacturers Bank & Trust Company, Forest City and Crystal Lake, Iowa. Mr. Hanson is an officer and director of the bank and owns approximately 99 percent of its outstanding stock. Luise V. Hanson is also a director of the bank.

The Company currently owns 80 percent and John K. and Luise V. Hanson (in the aggregate) currently own 20 percent of the outstanding common stock of Cycle-Sat, Inc. ("Cycle-Sat"), an Iowa corporation, engaged in the distribution of television and radio commercials using satellite, fiber-optic, and digital technologies.

At August 26, 1995, the Company was leasing certain facilities, capital equipment and other items which were acquired by the Company at an approximate aggregate cost of $1,014,000 to Cycle-Sat under leases with various expiration dates. Aggregate rentals received by the Company on such leases in fiscal 1995 were $111,682. The Company has also guaranteed Cycle-Sat's obligations under certain leases which expire on various dates between 1996 and 2000 and under which remaining lease payments aggregate approximately $2,726,000. The Company has also guaranteed Cycle-Sat's obligations under a working capital line of credit agreement. At August 26, 1995 $4,000,000 was outstanding under such agreement.

                            SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company's Proxy Statement for the December 1996 Annual Meeting of Shareholders must be received by the Company at its executive offices no later than July 17, 1996.

                                   GENERAL

Deloitte & Touche LLP has been selected as the Company's accountants for the current fiscal year upon the recommendation of the Audit Committee. Deloitte & Touche LLP have been the Company's accountants for ten years. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's common stock (collectively "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Reporting Persons are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1995, all the Reporting Persons complied with all applicable filing requirements with the exception of the inadvertent late filing by Mr. Paul D. Hanson, Vice President-Strategic Planning, of one Form 4 reporting the single sale of Common Stock and the inadvertent late filing by Mr. Frederick M. Zimmerman, a director of the Company, of one Form 4 reporting the single purchase of Common Stock.

The cost of this proxy solicitation will be borne by the Company. Solicitation will be made primarily through the use of the mail, but officers, directors or regular employees of the Company may solicit proxies personally or by telephone or telegraph without additional remuneration for such activity. In addition, the Company will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

A copy of the Company's Annual Report for the fiscal year ended August 26, 1995, which includes audited financial statements, has previously been mailed to you. The financial statements contained therein are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated in this Proxy Statement by reference.

As of the date of the Proxy Statement, management knows of no other matters to be brought before the Annual Meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

                      By Order of the Board of Directors
                      /s/ RAYMOND M. BEEBE
                      RAYMOND M. BEEBE
                          Secretary

November 13, 1995

--------------------------------------------------------------------------------

               WINNEBAGO INDUSTRIES, INC. *  FOREST CITY, IOWA
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                   FOR ANNUAL MEETING ON DECEMBER 13, 1995

The undersigned hereby appoints John K. Hanson and Gerald E. Boman, or either one of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Winnebago Industries, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held at Friendship Hall, Highway 69 South, Forest City, Iowa, on the 13th day of December, 1995, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof:

1. ELECTION OF DIRECTORS
    JOHN K. HANSON, GERALD E. BOMAN, DAVID G. CROONQUIST, FRED G. DOHRMANN,
              KEITH D. ELWICK, DONALD W. OLSON, JOSEPH M. SHUSTER,
                FREDERICK M. ZIMMERMAN, AND FRANCIS L. ZROSTLIK.

(Mark One)
[ ] FOR all nominees listed above
[ ] WITHHOLD AUTHORITY to vote for all nominees listed above
[ ] FOR all nominees listed above except

2. IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

           (continued, and to be signed and dated, on the other side)

                        (continued from the other side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as administrator, attorney, executor, guardian or trustee, please give full title as such. If a corporation, authorized officer please sign full corporate name and indicate office held.

                                              Dated ______________________, 1995


                                              __________________________________
                                              Signature

                                              __________________________________
                                              Signature if held jointly or
                                              office or title held

PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO
                             POSTAGE IS REQUIRED.